UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2007

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2007, Neurobiological Technologies, Inc. (the “Company”) received notification from the NASDAQ Listing Qualifications Department that it is not in compliance with the $35 million market value of listed securities requirement for continued listing on The NASDAQ Capital Market set forth in NASDAQ Marketplace Rule 4310(c)(3)(B). In accordance with Marketplace Rule 4310(c)(8)(C), the Company has a cure period of 30 calendar days, or until September 28, 2007, to regain compliance.

The Company was further advised that it does not comply with either the NASDAQ’s minimum $2.5 million stockholders’ equity requirement set forth in Marketplace Rule 4310(c)(3)(A) or the requirement under Marketplace Rule 4310(c)(3)(C) that the Company report at least $500,000 net income from continuing operations in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. To maintain its listing, the Company must comply with at least one of these three alternative listing standards.

The Company expects it will be able to regain compliance under Marketplace Rule 4310(c)(3)(B) through its proposed public offering of up to $65 million of its common stock, pursuant to the registration statement on Form S-1 that was filed with the SEC on August 13, 2007 and which is expected to close after the above-referenced 30-day cure period expires on September 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 31, 2007

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Craig W. Carlson
Craig W. Carlson
Chief Financial Officer